SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-147560	33-1176182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4093 Oceanside Boulevard, Suite B

Oceanside, CA 92056

(Address of Principal Executive Offices and Zip Code)

(760) 295-7208

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 28, 2014, we received a letter from Mr. J. Christopher Jaczko, a lawyer with the Procopio law firm in San Diego who represents Boyd Research, Inc. and related parties. In his letter, Mr. Jaczko notified us that our license to use the international patents for our AMPSA device, pursuant to our license agreement with his clients effective January 1, 2013, was terminated. The ostensible reason Mr. Jaczko gave was our failure to make certain unspecified payments due under the license agreement to his clients. We dispute termination. The reasons are that pursuant to the express language in the license agreement, Mr. Jaczko’s clients were only due various fees including “patent maintenance fees” upon the presentation of a detailed invoice. We never received one. We refuse to pay money for an unknown and unjustifiable reason. Further, the license agreement requires us to be responsible for one-half of any and all such fees. We believe that the amount of money we have spent in defending and maintaining the patents under the license agreement off sets any amounts due to Mr. Jaczko’s clients. We reserve all of our rights under the license agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC. (Registrant)

Date May 2, 2014

By /s/ Timothy G. Dixon

Timothy G. Dixon, PRESIDENT

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